EXHIBIT (h)(2)

                            FREEDOM INVESTORS CORP.
                           101 WEST WISCONSIN AVENUE
                         PEWAUKEE, WISCONSIN 53072-3433
                                  414-691-1196

                           SELECTED DEALERS AGREEMENT

     Freedom Investors Corp. ("Freedom") as the Distributor of the shares of each series (each "Portfolio") of Frontier Funds, Inc. (the "Fund"), understands that you are a member in good standing of the National Association of Securities Dealers, Inc. (your signature below shall constitute a representation of such membership in good standing) and, on the basis of such understanding, invites you to become a Selected Dealer to distribute any or all shares of each Portfolio of the Fund in those states in which you and the shares are currently qualified for sale, on the following terms:

     1. You and ourselves agree to abide by the Rules of Fair Practice of the National Association of Securities Dealers, Inc. ("NASD") and all other federal and state rules and regulations that are now or may become applicable to transactions hereunder. Your expulsion or suspension from the NASD will automatically terminate this Agreement without notice. Either of us may terminate this Agreement at any time upon notice to the other.

     2. Orders for shares received from you and accepted by us will be at the public offering price applicable to each order, as established by the then effective prospectus of the Fund and Portfolio. The procedure relating to the handling of orders shall be subject to instructions which we will forward from time to time to all Selected Dealers. All orders are subject to acceptance by us at 101 West Wisconsin Avenue, Pewaukee, Wisconsin 53072-3433, and we reserve the right in our sole discretion to reject any order. we also reserve the right to establish minimum orders for individual purchasers as well as for Selected Dealers.

    3. Selected Dealers will be allowed the concessions from the public offering price as set forth in the then current prospectus of the Fund and Portfolio, or as may be determined by Freedom. The sales charge and dealer concession may be changed at our discretion and we will advise you of any such change.

     4. You agree that your transactions in shares of the Fund will be limited to the purchase of shares from us for resale to your customers at the public offering price then in effect or for your bona fide investment and to repurchases which are made in accordance with the procedures set forth in the then current prospectus of the Fund and Portfolio or in instructions which we forward to the Selected Dealers.

     5. Except for sales pursuant to plans established by the Fund with an agent bank and providing for the periodic investment of new monies, orders will not be accepted for less than the number of shares or dollar amount set forth in the then current prospectus of the Fund and Portfolio.

     6. You agree that you will not withhold placing customers' orders so as to profit yourself as a result of such withholding.

     7. You agree to sell shares only to your customers at the applicable public offering price or to the Fund or us as Distributor for the Fund at net asset value, in each case determined as set forth in the then current prospectus of the Fund and Portfolio.

     8. Settlement shall be made within five business days after our acceptance of the order. If payment is not so received or made, we reserve the right forthwith to cancel the sale, or, at our option, to sell the shares at the then prevailing net asset value in which latter case you agree to be responsible for any loss resulting to any Portfolio of the Fund or to us from your failure to make payments as aforesaid,, including loss of profit suffered by us and/or the Fund.

     9. If shares sold to you under the terms of this Agreement are redeemed by the Fund or repurchased for the account of the Fund or are tendered to the Fund for redemption or repurchase within seven business days after the date of our confirmation to you of your original purchase order therefor, you agree to pay forthwith to us the full amount of the concession allowed to you on the original sale and we agree to pay such amount to the Fund when received by us. We also agree to pay to the Fund the amount of our share of the sales charge on the original sale of such shares.

     10. If any shares are repurchased from you by the Fund, or by us for the account of the Fund, such shares shall be tendered in good order within ten business days. If shares are not tendered within such time period, the right is reserved to cancel, at any subsequent time, the repurchase order, or, at our option, to reacquire such number of shares at the net asset value next computed, in which latter case you will agree to be responsible for any loss resulting from your failure to deliver such shares.

     11. All sales will be subject to receipt of shares by us from the Fund. We reserve the right in our discretion without notice to you to suspend sales or withdraw any offering of shares entirely or to change the offering prices as provided in the Fund's prospectus or, upon notice, to amend or cancel this Agreement, which shall be construed in accordance with the laws of the State of Wisconsin. You agree that any order to purchase shares of any Portfolio of the Fund placed by you after notice of any such amendment has been sent to you shall constitute your agreement to any such amendment.

     12. No person is authorized to make any representation concerning the Fund or the shares of any Portfolio except those contained in the Fund's effective prospectus and any such information as may be officially designated as information supplemental to the prospectus. In purchasing shares from you shall rely solely on the representations contained in the effective prospectus and supplemental information above mentioned.

     13. We will supply to Selected Dealers additional copies of the then effective prospectus in reasonable quantities upon request. All expenses incurred in connection with your activities under this Agreement shall be borne by you.

     14. In no transaction shall you have any authority whatever to act as agent of the Fund or of us or of any other Selected Dealer, and nothing in this Agreement shall constitute either of us the agent of the other or shall constitute you or the Fund the agent of the other. Except as otherwise indicated herein, all transactions in these shares between you and us are as principal, each for his own account. This Agreement shall not be assignable by you.

     15. Any notice to you shall be duly given if mailed or telegraphed to you at your address as registered from time to time with the NASD. Any notice to Freedom shall be sent to 101 West Wisconsin Avenue, Pewaukee, Wisconsin 53072.

     16. This Agreement constitutes the entire agreement between Freedom and the undersigned Selected Dealer and supersedes all prior oral or written agreements between the parties hereto. This Agreement may be amended by addendum thereto which need not be executed by the Selected Dealer.

     Such addendum may be used, for example, to add additional Portfolios to the Fund, and shall be effective as to each Selected Dealer upon making a trade in the shares of any Portfolio of the Fund.

                                        Sincerely,

                                        FREEDOM INVESTORS CORP.

                                        BY------------------------------
The undersigned accepts your invitation to become a Selected Dealer and agrees to abide by the foregoing terms and conditions.

Signed --------------, 19---

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                                        (Selected Dealer)

                                        BY--------------------------------
                                             (Authorized Signature)

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                                        (Print Name and Title)

                                        PLEASE PRINT OR TYPE:

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                                        Selected Dealer

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